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Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60430, 333-151882, 333-160680 and 333-168436) and in the Registration Statement on Form S-3 (No. 333-160679) of our reports dated March 23, 2012, with respect to the financial statements and the effectiveness of internal control over financial reporting of Allos Therapeutics, Inc. included in this Annual Report (Form 10-K) of Allos Therapeutics, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Denver, Colorado
March 23, 2012

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  Exhibit 23.01
Consent of Independent Registered Public Accounting Firm